As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-287889

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise 10 Crypto Index Fund

(Exact name of registrant as specified in its charter)

Delaware	82-3002349
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:
Richard Coyle, Esq.

James Audette, Esq.
Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

Katherine Dowling, Esq.
Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated July 18, 2025

PROSPECTUS

Shares

Bitwise 10 Crypto Index Fund

The Bitwise 10 Crypto Index Fund (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BITW.” The Trust’s principal investment objective is to invest in a portfolio (“Portfolio”) of Crypto Assets (each, a “Portfolio Crypto Asset” and collectively, “Portfolio Crypto Assets”) that tracks the Bitwise 10 Large Cap Crypto Index (the “Index”) as closely as possible with certain exceptions determined by the Sponsor in its sole discretion. The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”). As used herein, “Crypto Assets” means a cryptographic asset designed to work as a store of value and/or medium of exchange wherein individual Crypto Asset ownership records are stored in a ledger, a computerized database using cryptography to secure transaction records, to control the creation of additional Crypto Assets and to verify the transfer of Crypto Asset ownership.

The Trust pays the Sponsor a unitary management fee of 2.5% per annum of the of the Trust Estate (as defined herein) (the “Management Fee”).

When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Portfolio Crypto Assets attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000) (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of U.S. dollars needed to purchase the Basket Amount (plus a per order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall arrange for the Basket Amount of Portfolio Crypto Assets to be sold and the cash proceeds (minus a per order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares. Investing in the Shares involves significant risks. You should carefully consider the risk factors described beginning on page 11 in this prospectus, in “Part I—Item 1A. Risk Factors” beginning on page 37 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II—Item 1A. Risk Factors” beginning on page 30 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein before you invest in the Shares.

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. The offering is intended to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD CRYPTO ASSETS OR INTERESTS RELATED TO CRYPTO ASSETS. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __________, 2025

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus or incorporated by reference that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market and business conditions;

●	technology developments regarding the use of digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

You should specifically consider the numerous risks described in this prospectus, in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), in “Part II—Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Q1 2025 Quarterly Report”). Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.235 billion or more in annual revenues; (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuance of more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

ii

Prospectus Summary

You should read this entire prospectus and the material incorporated by reference herein, including “Part I—Item 1A. Risk Factors” in the Annual Report, “Part II—Item 1A. Risk Factors” in the Q1 2025 Quarterly Report, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein, before making an investment decision about the Shares.

Overview of the Trust

The Bitwise 10 Crypto Index Fund (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BITW.” The Trust’s principal investment objective is to invest in a portfolio (“Portfolio”) of Crypto Assets (each, a “Portfolio Crypto Asset” and collectively, “Portfolio Crypto Assets”) that tracks the Bitwise 10 Large Cap Crypto Index (the “Index”) as closely as possible with certain exceptions determined by the Sponsor in its sole discretion. In addition, in the event the Portfolio Crypto Assets being held by the Trust present opportunities to generate returns in excess of the Index the Sponsor may also pursue these incidental opportunities on behalf of the Trust as part of the investment objective if in its sole discretion the Sponsor deems such activities to be possible and prudent. As used herein, “Crypto Assets” means a cryptographic asset designed to work as a store of value and/or medium of exchange wherein individual Crypto Asset ownership records are stored in a ledger, a computerized database using cryptography to secure transaction records, to control the creation of additional Crypto Assets and to verify the transfer of Crypto Asset ownership. The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The Trust has historically issued Shares, which represented common units of fractional undivided beneficial interest in, and ownership of, the Trust, on a periodic basis to certain “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). On November 18, 2021, the Sponsor closed sales of Shares directly from the Trust, and has not offered or sold Shares since that date. Prior to this offering, the Shares were quoted on OTCQX Best market (the “OTCQX”) under the ticker symbol “BITW.”

The Trust provides direct exposure to the value of the Portfolio Crypto Assets with Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Custodian”). The Custodian is chartered as a New York State limited liability trust company that provides custody services for digital assets. The Custodian is not Federal Deposit Insurance Corporation (“FDIC”)-insured but carries insurance provided by private insurance carriers.

The Trust provides investors with the opportunity to access the market for the Portfolio Crypto Assets through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding the Portfolio Crypto Assets directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use the Portfolio Crypto Assets by investing in the Shares rather than purchasing, holding and trading the Portfolio Crypto Assets directly.

The Trust’s Investment Objective and Strategies

The Trust’s principal investment objective is to invest in a Portfolio of Portfolio Crypto Assets that tracks the Index as closely as possible with certain exceptions determined by the Sponsor in its sole discretion. In addition, in the event the Portfolio Crypto Assets being held by the Trust present opportunities to generate returns in excess of the Index the Sponsor may also pursue these incidental opportunities on behalf of the Trust as part of the investment objective if in its sole discretion the Sponsor deems such activities to be possible and prudent. In seeking to achieve its investment objective, the Trust holds Portfolio Crypto Assets and accrues the Sponsor’s management fee (the “Management Fee”) in U.S. dollars. The Trust rebalances monthly alongside the rebalance of the Index to stay current with changes. The Sponsor strives to minimize tracking error (e.g., divergence between the performance of the Trust and the Index) by managing costs and price slippage during trade execution, and holding the assets in the Index.

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the Portfolio Crypto Assets held by the Trust. This means that the Sponsor does not sell Portfolio Crypto Assets at times when its price is high or acquire Portfolio Crypto Assets at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Crypto Asset investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objective.

Although the Shares are not the exact equivalent of a direct investment in the Portfolio Crypto Assets, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain Portfolio Crypto Assets exposure through the securities market.

When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Portfolio Crypto Assets attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000) (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of U.S. dollars needed to purchase the Basket Amount (plus a per order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall arrange for the Basket Amount to be sold and the cash proceeds (minus a per order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. While the Trust currently only transacts in Baskets in exchange for cash, the Sponsor expects to pursue appropriate regulatory approvals in the future to permit the Trust to enter into creation and redemption transactions with Authorized Participants using an “in kind” process whereby the Trust would process such transactions in exchange for Portfolio Crypto Assets.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Portfolio Crypto Assets constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Portfolio Crypto Assets that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of Portfolio Crypto Assets held by the Trust as of the opening of business on that business day, adjusted for the amount of Portfolio Crypto Assets constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 10,000 (subject to rounding for insignificant amounts). The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

Notwithstanding anything to the contrary in the Annual Report, the Trust may, from time to time, passively receive, by virtue of holding Portfolio Crypto Assets, certain additional digital assets (“IR Assets”) or rights to receive IR Assets (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets. The Trust will not seek to acquire such IR Assets or Incidental Rights. Pursuant to the terms of the Trust Agreement, the Trust has disclaimed ownership in any such IR Assets and/or Incidental Rights to make clear that such assets are not and shall never be considered assets of the Trust and will not be taken into account for purposes of determining the Trust’s NAV or NAV per Share. Neither the Trust, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s Portfolio Crypto Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

Overview of the Crypto Asset Industry

Investors considering an investment in the Shares should possess and understanding of the Portfolio Crypto Assets and the Crypto Asset Industry. A discussion of these is included in the Trust’s Annual Report on Form 10-K under “Part I—Item 1. Business—Overview of the Crypto Asset Industry”, which is incorporated herein by reference. Investors should refer to this discussion, as well as any other information, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein. You should also refer to the other information included or incorporated by reference in this prospectus, including the Trust’s financial statements and related notes thereto, before making an investment decision.

Purchases and Sales of Portfolio Crypto Assets

Because the Trust conducts creations and redemptions of Shares for cash, it is responsible for purchasing and selling Portfolio Crypto Assets in connection with those creation and redemption orders. The Trust may also be required to sell Portfolio Crypto Assets to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Such purchase and sale transactions may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; or the (ii) “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Portfolio Crypto Assets and will only utilize the Agent Execution Model in the event that no Trading Counterparty is willing or able to effectuate the Trust’s purchase or sale of Portfolio Crypto Assets.

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Portfolio Crypto Assets from a Trading Counterparty that has been approved by the Sponsor (each, a “Trading Counterparty”). As of [ ], 2025, [ ] have been approved as Trading Counterparties. The Sponsor has entered into contractual agreements with the Trading Counterparties, and these agreements set forth the general parameters under which transactions in Portfolio Crypto Assets will be effectuated, should any transaction with a Trading Counterparty occur. Such agreements have an indefinite term and may be terminated at will by either party. Such agreements also provide that the Trust and the Sponsor will indemnify the Trust Trading Counterparty and its affiliates against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) the Trust’s breach of the terms of the applicable agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) the Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of Crypto Asset transactions. These agreements do not require the Sponsor to utilize any particular Trading Counterparty, and do not create any contractual obligations on the part of any Trading Counterparty to participate in cash orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Trading Counterparty will be done on an arm’s-length basis.

Under the Agent Execution Model, Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Custodian), acting in an agency capacity, conducts Crypto Asset purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to an agreement (the “Prime Execution Agreement.”) To utilize the Agent Execution Model, the Trust may maintain some Portfolio Crypto Assets or cash in a trading account (the “Trading Balance”) with the Prime Execution Agent. To avoid having to pre-fund purchases or sales of Crypto Asset in connection with cash creations and redemptions and sales of Crypto Asset to pay Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow Portfolio Crypto Assets or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”).

The Index

The Index is designed to track the performance of the ten largest Crypto Assets, as selected and weighted by free-float market capitalization. These assets collectively account for more than approximately 75% of the total market capitalization of the Crypto Asset market as of December 31, 2024.

The Index uses a variety of rules to screen out assets that the Committee – the governing body for the Index – believes represent undesirable or uncompensated risks in the market. These rules require, among other things, that Crypto Assets included in the Index are available for custody at a third-party custodian regulated as a federally chartered bank or as a state trust company, and subject to additional screens for security practices, insurance requirements and business practice requirements as determined by the Committee; maintain a certain level of liquidity; are listed on multiple established Crypto Asset trading venues; and more. An additional rule excludes assets that are tethered or pegged to the price of other Crypto Assets.

The Index is reconstituted on a monthly basis at 4:00 pm Eastern Time on the last “business day” of each month. The Index considers a “business day” to be any day that the New York Stock Exchange is scheduled to be open for trading. The Index’s rules are designed and maintained specifically for the Crypto Asset market. For instance, the Index’s rules are designed to capture the value of significant “Hard Forks” of constituent assets, should they occur. The Index rules govern how the newly forked asset is handled, including whether the asset is retained, liquidated or (if it is of de minimis market value) ignored by the Index.

A materially complete description of the Index methodology (“Index Methodology”) is included in “Part I—Item 1. Business—Overview of the Index” in the Trust’s Annual Report, which is incorporated by reference into this prospectus. The full Index Methodology is publicly available at https://app.bitwiseinvestments.com/indexes/methodology. Should any material change be made to the Index Methodology that results in a material change to the composition of the Index and, as part of the Trust’s monthly rebalancing process, results in a material change to the composition of the Trust the Sponsor will notify Shareholders of such material change by filing a Form 8-K with the SEC. The Trust defines a material change as any change of 10% or more to the composition of the Index, and that also results in a corresponding change to the Trust. If not required by applicable law, the Trust may or may not file a Form 8-K with the SEC to disclose changes to the Index Methodology that do not result in a material change. When deciding whether or not to file a Form 8-K to disclose changes to the Index Methodology that do not result in a material change, the Trust will consider whether the particular changes are required to be disclosed by one or more of the specific requirements of Form 8-K, and whether there is an independent legal obligation under the federal securities laws to make such a disclosure even in the absence of a specific requirement in Form 8-K. The Trust may have additional current or periodic reporting obligations under the Exchange Act due to other changes to the Index Methodology, such as to how the Index is calculated.

Notwithstanding the foregoing, pursuant to the rules of the Exchange, on [ ], 2025, the Index methodology was modified to include the condition that at least 85% of the index components will consist of commodities that are the primary investment underlying exchange traded-products that have been approved by the SEC to list and trade on a national securities exchange. This condition may result in a different weighting of Portfolio Crypto Assets than if such condition had not been adopted.

Net Asset Value

As of March 31, 2025, the Trust’s net asset value (“NAV”) was $1,110,097,775 and the Trust’s NAV per Share was $54.84. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Operating Data” in the Annual Report for additional information reconciling the Trust’s NAV and NAV per Share presented in the Annual Report against the GAAP metrics presented in our financial statements included hereto

Calculation of NAV

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets, less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Part I—Item 1. Business—Calculation of Valuation” in the Annual Report, which is incorporated herein by reference. The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor publishes the NAV and NAV per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at www.BITWETP.com. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website is intended to be an inactive textual reference only. See “Part I—Item 1. Business—Calculation of Valuation” in the Annual Report for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

The Trust’s Legal Structure

The Trust is a Delaware Statutory Trust that commenced operations on November 22, 2017. The Trust’s name was changed from “Bitwise Hold 10 Private Index Fund, LLC” on September 24, 2018, and changed again from “Bitwise 10 Private Index Fund, LLC” on May 1, 2020 when it was also simultaneously converted from a Delaware Limited Liability Company to a Delaware Statutory Trust. Bitwise Investment Advisers, LLC, is the sponsor of the Trust. Bitwise Asset Management, Inc, an affiliate of the Sponsor, served as the Manager before the Trust’s conversion to a Delaware Statutory Trust. CSC Delaware Trust Company is the Trustee of the Trust, BNY Mellon is the Transfer Agent of the Trust and Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust Company is the Sub-Transfer Agent of the Trust. Any references to Shares or Shareholders refer to units and members, respectively, and references to the Sponsor refer to the Manager, with respect to the period prior to the conversion to a Delaware Statutory Trust on May 1, 2020.

On December 9, 2020, the Trust received notice that its Shares were qualified for public trading on the OTCQX U.S. Marketplace of the OTC Markets Group, Inc. (“OTCQX”). The Sponsor expects to terminate such quotation on or about the date of the commencement of this offering. The Trust’s trading symbol on OTCQX was “BITW” and the CUSIP number for its Shares is 091749101.

The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, and the Trust will not hold regular Shareholder meetings. The Trust Agreement may be amended at any time solely upon the written consent of the Sponsor for the purpose set forth in the Trust Agreement. This grants almost all control to the Sponsor and the Trustee. Shareholders cannot authorize actions, appoint service providers, or take other actions as might be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that could be adverse to the interests of Shareholders and may negatively affect the value of the Shares.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor develops a marketing plan for the Trust, prepares marketing materials regarding the Shares, and operates the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

CSC Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent and Sub-Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust Company is the Sub-Transfer Agent of the Trust (the “Sub-Transfer Agent”). The Sub-Transfer Agent maintains Shareholder accounts for those Shareholders who hold shares purchased in a private offering that terminated prior to the commencement of the offering of Shares covered by the Registration Statement of which this Prospectus forms a part.

The Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Custodian pursuant to an agreement between it and the Trust (the “Custodian Agreement”). The Custodian is a fiduciary under § 100 of the New York Banking Law. Under the Custodian Agreement, the Custodian is responsible for safekeeping the Crypto Assets owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening a special account(s) that holds the Trust’s Portfolio Crypto Assets (the “Custodial Account”) and implementing the controls designed by the Sponsor for the account, as well as facilitating the transfer of Portfolio Crypto Assets required for the operation of the Trust.

The Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Custodian has among the longest track records in the industry of providing custodial services for digital asset private keys. The Sponsor believes that the Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s Portfolio Crypto Assets are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Custodial Account is a segregated account and are therefore not commingled with corporate or other customer assets.

The Trust may retain additional Custodians from time to time pursuant to a Custodian agreement to perform certain services that are typical of a Custodian. The Sponsor may, in its sole discretion, add or terminate Custodians at any time.

The Cash Custodian

The Bank of New York Mellon also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian for the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Except for the specific, limited circumstance and time in which the Trust is using the Agent Execution Model, the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. During the specific, limited circumstance and time when the Trust is using the Agent Execution Model, the Trust’s Portfolio Crypto Assets may be subject to liens to secure outstanding Trade Credits in favor the Trade Credit Lender, as is discussed in further detail below.

The Trust’s Fees and Expenses

In consideration for the management services to be provided to the Trust, the Sponsor will receive from the Trust a management fee (the “Management Fee”) equal to 2.5% per annum of the net asset value of the Trust Estate. The “Trust Estate” means (i) all the Portfolio Crypto Assets and securities owned by or on behalf of the Trust, (ii) all other property and investments of any and all kinds held by the Trust, (iii) all proceeds from the sale of Portfolio Crypto Assets, securities, and any other property or investments held by the Trust pending use of such cash for payment of Trust Expenses or distribution to the Shareholders, and (iv) any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. Except during periods during which all or a portion of the Management Fee is being waived, the Management Fee will accrue daily in USD and will be payable in cash or in crypto assets monthly. The Administrator calculates the Management Fee on a daily basis by applying a 2.5% annualized rate to the Trust Estate. The amount of cash or Crypto Assets payable in respect of each daily accrual shall be determined by reference to the Trust’s valuation procedures.

The NAV of the Trust is reduced each day by the amount of the Management Fee calculated each day. On or about the last day of each month, either 1) an amount of crypto assets is transferred from the Custodial Account to the Sponsor’s Account equal to the sum of all daily Management Fees accrued for the month in U.S. dollars divided by the 4:00 pm ET valuation of each Crypto Asset in the Trust on the last day of the month or 2) the sum of the daily management fee accrual for the month will be paid to the Sponsor in cash. The Sponsor is responsible for paying any fees or costs associated with the transfer of Crypto Assets or cash to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Management Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Management Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Sponsor is responsible for paying for all ordinary administrative and overhead expenses of managing the Trust, including payment of rent, custody charges or flat rate fees for holding the Trust’s assets charged by the Custodian and customary fees and expenses of the Trustee, Administrator and Auditor (including costs incurred for appraisal or valuation expenses associated with the preparation of the Trust’s financial statements, tax returns and other similar reports and excluding indemnification and extraordinary costs). The Sponsor also pays for all expenses associated with the operation of the Trust, including for example, fees associated with listing of the Shares on the NYSE Arca, registration with the SEC, and fees associated with retaining and maintaining the Transfer Agent. “Trading commissions” or trading fees paid to trading venues (also known as exchanges) or intermediaries (such as trading technology or Crypto Asset brokerage firms) that assist in trade execution for accessing Crypto Asset liquidity are charged to the Trust (and are not assumed by the Sponsor) and may either be included in the cost of the Crypto Assets acquired by or disposed of by the Trust or may appear as explicit costs in addition to the price of the Crypto Asset. Trading fees and commissions are charged to the Trust and may appear in the financial statements as “Transaction and other fees” in the Financial Statements’ Statement of Operations in the Expenses category or may be included in the cost of the Crypto Assets acquired by the Trust.

There is no ceiling to the Trust’s expenses that the Sponsor will pay. However, the Sponsor retains the right to cause the Trust to pay indemnification and Extraordinary Expenses, and these Trust expenses are not covered by the Management Fee. The Trust may incur certain Extraordinary Expenses including, but not limited to, any non-customary costs and expenses including indemnification and extraordinary costs of the Administrator and Auditor, costs of any litigation or investigation involving Trust activities, and financial distress and restructuring and indemnification expenses. The Administrator and/or the Sponsor will direct the Custodian to transfer Portfolio Crypto Assets from the Custodial Account to pay the Management Fee and any other Trust expenses not assumed by the Sponsor. The costs of such transfers will be the responsibility of the Custodian. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Portfolio as necessary to pay such expenses.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of all of the Trust’s Portfolio Crypto Assets, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Custodian), in the Custodial Account. The Trading Balance will only be used in the limited circumstances in which the Trust is using the Agent Execution Model to effectuate the purchases and sales of Portfolio Crypto Assets. The Custodian provides safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Custodian. However, the Custodian is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) and, therefore, deposits held with or assets held by the Custodian are not FDIC-insured. In addition, neither the Trust nor the Sponsor insure the Trust’s Portfolio Crypto Assets. The Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust.

The Portfolio Crypto Assets in the Custodial Account may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Custodian:

●	Cold Storage: Cold storage in the context of Crypto Assets means keeping the reserve of Crypto Assets offline, which is a widely-used security precaution, especially when dealing with large amount of Crypto Assets. Portfolio Crypto Assets held under custodianship with the Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access Crypto Assets, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the Crypto Assets being stolen. The Sponsor expects that all of the Trust’s Portfolio Crypto Assets will be held in cold storage of the Custodian on an ongoing basis. In connection with creations or redemptions, the Trust will, under most circumstances, process redemptions by selling Portfolio Crypto Assets from the portion of its Portfolio Crypto Assets held in cold storage.

●	Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Custodian’s private keys.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The Custodian’s platform supports pre-approval and test transactions. The Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of Portfolio Crypto Assets within Custodian-controlled wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodian Agreement, Portfolio Crypto Assets held in custody with the Custodian is segregated from both the proprietary property of the Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

Under the rare and limited circumstances when the Trust is utilizing the Agent Execution Model to acquire Portfolio Crypto Assets, a portion of the Trust’s Portfolio Crypto Asset holdings and cash holdings may be held with the Prime Execution Agent in the Trading Balance. The Trust will only utilize the Agent Execution Model when the Trust-Directed Trading Model is unavailable. Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Portfolio Crypto Assets (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Crypto Assets (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Portfolio Crypto Assets (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Portfolio Crypto Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Portfolio Crypto Assets on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of Portfolio Crypto Assets that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

To the extent that the Trust engages an additional Custodian in the future (a “Future Custodian,” and with Coinbase Custody, the “Custodians”), other than the Portfolio Crypto Assets held with the Prime Execution Agent in the Trust’s Trading Balance, the Sponsor will allocate the Trust’s Portfolio Crypto Assets between the Custodial Account at Coinbase Custody and the special account that holds the Trust’s Portfolio Crypto Assets at the Future Custodian (the “Future Custodial Account,” and with the Custodial Account, the “Custodial Accounts”). In determining the amount and percentage of the Trust’s Portfolio Crypto Assets to allocate to each Custodial Account, the Sponsor will consider (i) the concentration of the Trust’s Portfolio Crypto Assets at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s Portfolio Crypto Assets at each Custodian, (v) the fees and expenses associated with the transfer to or from the Custodial Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s Portfolio Crypto Assets held at either Coinbase Custody or the Future Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of Portfolio Crypto Assets between the Custodial Account at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of Portfolio Crypto Assets between the Custodial Accounts at each Custodian will occur “on-chain” over the Portfolio Crypto Assets network. On-chain transactions are subject to all of the risks of the applicable Crypto Asset network, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the creation and redemption of Shares, purchase or sale of Portfolio Crypto Assets or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of purchase and redemption orders from Authorized Participants.

Plan of Distribution

When the Trust sells or redeems its Shares, it does so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants. In connection with an order to purchase Shares, an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Portfolio Crypto Assets, as well as per order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver to the Trust’s account at DTC the Basket(s) to be redeemed and the Sponsor shall arrange for the Basket Amount of Portfolio Crypto Assets to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. The Transfer Agent will facilitate the processing of purchase and redemption orders in Baskets from the Trust in its capacity as Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges. The Shares are listed for trading on the Exchange under the ticker symbol “BITW.”

Federal Income Tax Considerations

Subject to the discussion below in “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund will more be likely than not classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of the Fund’s Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Use of Proceeds

Proceeds received by the Trust from Purchase Orders of Baskets are used to acquire Portfolio Crypto Assets. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Portfolio Crypto Assets, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Termination of the Trust

Upon dissolution of the Trust and surrender of Shares by the Shareholders, Shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s Portfolio Crypto Assets and has paid or made provision for the Trust’s claims and obligations. See “Part III—Item 10. Business—Directors, Executive Officers and Corporate Governance—Description of the Trust Agreement—Term and Dissolution” in the Annual Report, which is incorporated herein by reference.

Voting Rights; Amendments to the Trust Agreement

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, and the Trust will not hold regular Shareholder meetings.

The Trust Agreement may be amended at any time solely upon the written consent of the Sponsor for the purpose set forth in the Trust Agreement. See “Part III—Item 10. Business—Directors, Executive Officers and Corporate Governance—Description of the Trust Agreement—Amendments to the Trust Agreement” in the Annual Report, which is incorporated herein by reference.

Principal Investment Risks of an Investment in the Trust

The Trust is subject to numerous risks and uncertainties, including those highlighted the Trust’s Annual Report on Form 10-K under “Item 1A. Risk Factors”, which is incorporated herein by reference. The principal risks that the Trust faces include the following:

●	Crypto Assets are subject to significant price volatility which can impact investments in the Trust;

●	the value of Crypto Assets, including bitcoin and ether, may be subject to momentum pricing, resulting in inaccurate valuations, heightened volatility, and potential adverse impacts on the value of an investment in the Shares;

●	the value of the Crypto Assets is dependent on prices established by Crypto Asset exchanges and other Crypto Asset trading venues, the instability, failure, closure, or manipulation of which could adversely affect an investment in the Trust;

●	limited adoption, usage, and evolving market challenges for bitcoin, ether, and other Crypto Assets could adversely impact the Trust and the value of its Shares;

●	changes in the governance of a Crypto Asset’s Blockchain network may not receive sufficient support from users, validators or miners, which may negatively affect that Blockchain network’s ability to grow and respond to challenges;

●	many Crypto Asset Networks and protocols, including some of the networks and protocols of Portfolio Crypto Assets, are supported by foundations and/or founding teams that may influence the development of the Crypto Asset Networks or protocols and could adversely affect the value of the Portfolio Crypto Assets;

●	a temporary or permanent “fork” could adversely affect the value of the Shares and the operations of the Trust;

●	competition from the emergence or growth of other Crypto Assets or the development of other methods of investing in Crypto Assets could have a negative impact on the price of Crypto Assets and adversely affect the value of the Shares;

●	political or economic crises may motivate large-scale sales of Crypto Assets, which could result in a reduction in the price of Portfolio Crypto Assets and adversely affect an investment in the Shares;

●	evolving regulatory landscape and increased scrutiny of Crypto Assets may adversely impact the business and reputation of the Trust and the Sponsor;

●	decentralized governance and amendments to Crypto Asset networks, if accepted and authorized by the respective networks, could adversely affect an investment in the Trust;

●	fluctuations in the supply of Portfolio Crypto Assets due to regulatory, technological, and deflationary factors could adversely affect the value of the Shares;

●	if a malicious actor or botnet gained control over the networks of the Portfolio Crypto Assets could adversely impact the value of the Shares and the Trust’s ability to operate;

●	certain Portfolio Crypto Assets utilize DeFi protocols, which are typically developed on top of other public Blockchain networks and are therefore subject to the risks of the underlying public Blockchain networks, as described above;

●	the limited operating history of the Trust and the Index, as well as potential methodological changes to the Index which the Trust relies on could adversely impact the performance of the Trust;

●	the Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors;

●	as a public company, the Trust’s compliance with public reporting obligations and exchange listing standards imposes significant costs and operational challenges, and failure to meet these standards could adversely affect the market price and liquidity of the Shares;

●	as the Crypto Asset ecosystem has expanded, it has attracted increasing regulatory attention from U.S. regulators, and evolving regulatory frameworks may impact the Portfolio Crypto Assets’ classification and treatment. These developments could significantly influence the Trust’s compliance requirements, valuation strategies, result in Extraordinary Expenses, and substantially impact the value of the Shares;

●	the Shareholder may be subject to certain U.S. federal income tax risks; and

●	the treatment of Crypto Asset for U.S. federal income tax purposes is uncertain.

Risk Factors

An investment in the Shares involves risks, including the risks described below which update the Trust’s previously filed risk factors to the extent applicable, as well as those risks set forth under “Part I—Item 1A. Risk Factors” in the Annual Report, “Part II—Item 1A. Risk Factors” in the [Q1 2025 Quarterly Report], in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein. You should also refer to the other information included or incorporated by reference in this prospectus, including the Trust’s financial statements and related notes thereto, before making an investment decision.

Risks Associated with Investing in the Trust

The Trust is subject to market risk.

Market risk refers to the risk that the market price of Portfolio Crypto Assets held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of Portfolio Crypto Assets.

The Sponsor does not actively manage the Portfolio Crypto Assets held by the Trust. This means that the Sponsor does not sell Portfolio Crypto Assets at times when its price is high, or acquire Portfolio Crypto Assets at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Crypto Asset investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The NAV may not always correspond to the market price of Portfolio Crypto Assets and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Portfolio Crypto Assets. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of Portfolio Crypto Assets.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, and the Trust will therefore maintain its intended fractional exposure to a specific amount of Portfolio Crypto Assets per Share.

Shareholders also should note that the size of the Trust in terms of total Portfolio Crypto Assets held may change substantially over time and as Baskets are created and redeemed.

When acquiring Portfolio Crypto Assets, it is possible that the Trust will pay a higher price for such Portfolio Crypto Assets than the value ascribed to such Portfolio Crypto Assets by the Index. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in Crypto Assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a creation order for Baskets on the price the Trust actually paid for the Portfolio Crypto Assets rather than on the value of Portfolio Crypto Assets ascribed by the Index. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the Crypto Assets market is a 24-hour marketplace; however, trading volume and liquidity on the Crypto Asset market is not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and other reasons. As a result, during periods when U.S. equity markets are open but large portions of the Crypto Assets markets are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the prices of Portfolio Crypto Assets could result in a difference in performance between the prices of Portfolio Crypto Assets and the most recent Share price. To the extent that the prices of Portfolio Crypto Assets moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the prices of Portfolio Crypto Assets drop significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Buying and selling activity associated with the purchase and redemption of Baskets may adversely affect an investment in the Shares.

There is no limit on the number of Portfolio Crypto Assets the Trust may acquire.

The Sponsor’s purchase of Portfolio Crypto Assets in connection with Basket purchase orders may cause the prices of Portfolio Crypto Assets to increase, which will result in higher prices for the Shares. Increases in the Portfolio Crypto Asset prices may also occur as a result of Portfolio Crypto Asset purchases by other market participants who attempt to benefit from an increase in the market prices of Portfolio Crypto Assets when Baskets are created. The market prices of Portfolio Crypto Assets may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Portfolio Crypto Assets by the Sponsor in connection with redemption orders may decrease the Portfolio Crypto Asset prices, which will result in lower prices for the Shares. Decreases in Portfolio Crypto Asset prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of Portfolio Crypto Assets by the Sponsor and other market participants may have on the prices of Portfolio Crypto Assets, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for Portfolio Crypto Assets at any given time and the sales and purchases by such investment vehicles may impact the prices of Portfolio Crypto Assets. If the prices of Portfolio Crypto Assets declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their Portfolio Crypto Assets exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Portfolio Crypto Asset liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the prices of Portfolio Crypto Assets, wide spreads between prices quotes on different Portfolio Crypto Asset trading platforms, the closing of Crypto Assets trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to Portfolio Crypto Assets may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, only certain Crypto Assets have exchange-traded futures markets available in the U.S., and the market for those futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of Crypto Assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the prices of Portfolio Crypto Assets may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of Portfolio Crypto Assets to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Portfolio Crypto Assets, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent or Custodian, the closing of Portfolio Crypto Asset trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the networks of the Portfolio Crypto Assets, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Portfolio Crypto Assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Portfolio Crypto Asset networks, the processing of transactions on such networks may be disrupted, which in turn may prevent Trading Counterparties from depositing or withdrawing Portfolio Crypto Assets from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the prices of Portfolio Crypto Assets and may fall or otherwise diverge from NAV.

Investors may be adversely affected by purchase or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of purchase or redemption or may postpone the redemption or purchase settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of one or more of the Portfolio Crypto Asset’s network, hacking, cybersecurity breach, or power, Internet, or Portfolio Crypto Asset network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Portfolio Crypto Assets.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust Agreement.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

In certain circumstances, the Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. See “Description of the Shares and the Trust Agreement.” The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. In such cases, Shareholders will have no recourse if the object to the amendments to the Trust Agreement agreed to by the Sponsor and the Trustee.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing Portfolio Crypto Assets or other digital asset, commodity or currency exposure or to speculate on the prices of Portfolio Crypto Assets. Speculation on the prices of Portfolio Crypto Assets may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the prices of Portfolio Crypto Assets.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin, ether and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the most Crypto Asset blockchains, thefts can be difficult to trace, which may make Crypto Assets a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Transfer Agent, the Marketing Agent, the Administrator, Cash Custodian or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s Crypto Assets held in the Custodial Account at the Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s Crypto Assets and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor, Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Portfolio Crypto Assets may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Trust’s Portfolio Crypto Assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Prime Execution Agent, Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Custodial Account with the Custodian or the Trust’s Trading Balance with the Prime Execution Agent, the private keys or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Custodian, Prime Execution Agent or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, Custodian or Prime Execution Agent may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Custodial Account with the Custodian or the Trust’s Trading Balance with the Prime Execution Agent could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of Portfolio Crypto Assets are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Custodian and Prime Execution Agent have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodian’s or Prime Execution Agent’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s Portfolio Crypto Assets. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s Portfolio Crypto Assets.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor, Custodian and Prime Execution Agent utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s Portfolio Crypto Assets from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor, Custodian and Prime Execution Agent employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor, Custodian and Prime Execution Agent are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s Portfolio Crypto Assets and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Nearly all Crypto Assets are novel assets with a very limited trading history. Therefore, the markets for Portfolio Crypto Assets may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a Portfolio Crypto Assets trade at a specific price when there is a relatively small volume of buy and sell orders in the Crypto Assets market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its Portfolio Crypto Assets.

The Trust’s Portfolio Crypto Assets may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s Portfolio Crypto Assets could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Custodian or Prime Execution Agent associated with Trust’s Portfolio Crypto Assets. The Sponsor believes that the Custodian’s and Prime Execution Agent’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal Portfolio Crypto Assets or private keys. Although the Custodian and Prime Execution Agent use multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Custodian, Prime Execution Agent nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s Portfolio Crypto Assets could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) the Trust’s ability to purchase and sell Portfolio Crypto Assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the networks of the Portfolio Crypto Assets; (3) the Portfolio Crypto Assets markets becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which Portfolio Crypto Assets trade, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Management Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “Business of the Trust—Trust Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s Portfolio Crypto Assets. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the Custodian, Prime Execution Agent or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Custodian, Prime Execution Agent, Cash Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Custodian, Prime Execution Agent, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Other Risks

There is no guarantee that an active trading market will continue to exist for the Shares. To the extent that an active trading market no longer exists and the assets of the Trust shrink to beneath a viable level, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

There can be no assurance that the Trust will maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s Portfolio Crypto Assets at a time that is disadvantageous to an investor in the Shares. If the Trust fails to maintain sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the prices of Portfolio Crypto Assets.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the prices of Portfolio Crypto Assets are lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Portfolio Crypto Assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the prices of Portfolio Crypto Assets were higher at the time of sale. See Additional Information About the Trust—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “BITW.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the Crypto Asset spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Most Crypto Assets are extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where Crypto Assets trade. In a highly volatile market, or if one or more digital asset trading platforms supporting a Portfolio Crypto Asset market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for Crypto Assets occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV. Digital asset trading platforms may also be out of compliance with existing regulations.

The Authorized Participants serve in such capacity for several competing exchange-traded Crypto Asset products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded Crypto Asset products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s Crypto Assets (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

In the near-term, the Trust will effect all of its creations and redemptions for cash, rather than in-kind. The use of cash creations and redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase Portfolio Crypto Assets in connection with creation orders introduces the possibility that the Trust will pay a higher price for Portfolio Crypto Assets than the value ascribed to such assets under the Trust’s NAV calculation. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a creation order for Baskets on the price the Trust actually paid for the Portfolio Crypto Assets. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed Portfolio Crypto Assets in-kind and was not required to purchase and sell Portfolio Crypto Assets in connection with creation and redemption orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

●	Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

●	The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

●	The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

●	The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

●	The Sponsor and its staff may take direct positions in Portfolio Crypto Assets or in other investments, or may advise other clients to take such positions, that may be in conflict with the investment objective of the Shares or that may be of a size that could impact the price of Portfolio Crypto Assets;

●	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

●	The Sponsor decides whether to obtain third party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, Custodian, Cash Custodian, Trust and others, see “Conflicts of Interest.”

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Portfolio Crypto Assets held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Custodian, the Cash Custodian, the Prime Execution Agent, a Trading Counterparty, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Custodian, the Cash Custodian, the Prime Execution Agent, the Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler LLP has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on Crypto Assets.

The Trust will compete with direct investments in Crypto Assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Sub-Transfer Agent, Cash Custodian, Prime Execution Agent and Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s Portfolio Crypto Assets for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s Portfolio Crypto Assets. The Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Portfolio Crypto Assets with the Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the Crypto Asset insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Portfolio Crypto Assets, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability, and (B) the value of the affected Portfolio Crypto Assets or cash giving rise to the Custodian’s liability; (ii) in respect of the Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Custodian is not liable, even if the Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Custodian is not liable under the Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Custodian. In the event of potential losses incurred by the Trust as a result of the Custodian losing control of the Trust’s Portfolio Crypto Assets or failing to properly execute instructions on behalf of the Trust, the Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Custodian directly caused such losses.

Similarly, under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Portfolio Crypto Assets, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected Portfolio Crypto Assets giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Custodian (in the case of the Custodial Account) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Custodian (in the case of the Custodial Account), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custodian Agreement contains an agreement by the parties to treat the Portfolio Crypto Assets credited to the Custodial Account as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Custodian became subject to insolvency proceedings and a court were to rule that the custodied Portfolio Crypto Assets were part of the Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agreement, there is a risk that the Trading Balance, in which the Trust’s Portfolio Crypto Assets and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the Portfolio Crypto Assets or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Portfolio Crypto Asset (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Crypto Assets (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Portfolio Crypto Assets by the Custodian or Prime Execution Agent, absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of Portfolio Crypto Assets by the Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of Portfolio Crypto Assets or the provision of instructions relating to the movement of Portfolio Crypto Assets, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodian and Prime Execution Agent. The Prime Execution Agreement and Custodian Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s Portfolio Crypto Assets that is not covered by Coinbase Global’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits. If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling Portfolio Crypto Assets that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits (defined below). To avoid having to pre-fund purchases or sales of Portfolio Crypto Assets, the Trust may borrow Portfolio Crypto Assets or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such Portfolio Crypto Assets or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of Portfolio Crypto Assets related to cash creations and redemptions or the selling of Portfolio Crypto Assets related to paying Trust expenses not assumed by the Sponsor, to the extent applicable, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of Portfolio Crypto Assets deviate significantly from the price used to determine the Trust’s NAV, Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

To the extent the Trust utilizes Trade Credits when using the Agent Execution Model, such Trade Credits are secured by the Trust’s assets, including any cash and Portfolio Crypto Assets held in the Trading Balance with the Prime Execution Agent and the Custodial Account held with the Custodian, and such assets may be liquidated by the Trade Credit Lender to repay Trade Credit debt owed by the Trust in the event the Trust fails to repay the Trade Credit debt.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits. The Trust generally must repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Custodial Account established pursuant to the Prime Execution Agreement and Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Custodial Account and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust, in the limited circumstances when the Trust utilizes the Agent Execution Model.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of Portfolio Crypto Assets. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of Portfolio Crypto Assets will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell Portfolio Crypto Assets in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell Portfolio Crypto Assets in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell Portfolio Crypto Assets in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold Portfolio Crypto Assets with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s Portfolio Crypto Assets that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer Crypto Assets, including Crypto Assets associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

A loss of confidence or breach of the Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s Portfolio Crypto Assets are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Portfolio Crypto Assets held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s Portfolio Crypto Assets holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the Portfolio Crypto Assets.

If the Custodian Agreement or Prime Execution Agreement is terminated or the Custodian or Prime Execution Agent fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s Portfolio Crypto Assets, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Custodian, which is Coinbase Custody, and to a lesser extent, the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s Portfolio Crypto Assets in the Custodial Account, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent under the Agent Execution Model. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Custodian with custody of the Trust’s Portfolio Crypto Assets, pursuant to the Custodian Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Coinbase Prime Broker Agreement (the “Prime Execution Agreement”) respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Custodian Agreement as (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Custodial Account at the Custodian to another custodian will likely be complex and could subject the Trust’s Portfolio Crypto Assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s Portfolio Crypto Assets or as the Trust’s prime execution agent under the same terms as the current Custodian Agreement or Prime Execution Agreement or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s Portfolio Crypto Assets. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Custodian Agreement or Prime Execution Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Coinbase Custody serves as the Custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded Crypto Asset products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Custodian and Prime Execution Agent are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded Crypto Asset company in the world by market capitalization and is also the largest Crypto Asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of Crypto Asset brokerage and custody services, Coinbase Custody serves as the Custodian and Coinbase Inc. serves as prime broker for several competing exchange-traded Crypto Asset products. Therefore, Coinbase Global has a critical role in supporting the U.S. spot Crypto Asset exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If the Trust needed to utilize the Agent Execution Model to buy or sell Portfolio Crypto Assets because no Trading Counterparties were willing or able to effectuate the Trust’s transactions, and the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Sponsor may need to find and appoint a replacement Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s Portfolio Crypto Assets and cash.

The Sponsor may need to replace Coinbase Custody as the Custodian of the Trust’s Portfolio Crypto Assets or BNY Mellon as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s Portfolio Crypto Assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the Custodian or Cash Custodian under the same terms as the current Custodian Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Portfolio Crypto Assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian and Cash Custodian. The Custodian is not a depository institution as it not insured by the FDIC. The insolvency of the Custodian or of any broker, custodian bank or clearing corporation used by the Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

Portfolio Crypto Assets held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s Portfolio Crypto Assets represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sub-Transfer Agent, the Sponsor, the Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Tax Treatment of Crypto Assets is Developing

Crypto Assets in respect of which futures are treaded on a commodity exchange are treated as commodities under general tax authorities. However, no specific guidance has been promulgated as to whether Crypto Assets are commodities for the purposes of I.R.C. § 7704. If a court would determine that Crypto Assests are not commodities for the purposes of I.R.C. § 7704, the Trust would not qualify for certain exceptions to rules which generally treat publicly traded partnerships as corporations. Treatment as a corporation would affect the investment return of Shareholders.

The Developing Treatment of Crypto Assests In Other Areas May Afftect the Tax Treatment of the Trust.

The treatment of Crypto Assets under the Investment Company Act of 1940 has been developing. If the SEC were to determine that the assets of the Trust required registration of the Trust under the Investment Company Act of 1940, an ambiguity would be created as to the tax classification of the Trust. The exceptions that the Trust is relying upon to claim partnership treatment are generally not available if the Trust were registered under the Investment Company Act of 1940. The Code provides that the preceding sentence would not apply to the extent provided in regulations (assuming the Crypto Assets are treated as commodities). No such regulations have been promulgated. Treatment as a corporation would affect the investment return of Shareholders.

THE TRUST’S Invesment Program

Investment Objective and Strategy

The Trust’s principal investment objective is to invest in a Portfolio of Portfolio Crypto Assets that tracks the Index as closely as possible with certain exceptions determined by the Sponsor in its sole discretion. In addition, in the event the Portfolio Crypto Assets being held by the Trust present opportunities to generate returns in excess of the Index the Sponsor may also pursue these incidental opportunities on behalf of the Trust as part of the investment objective if in its sole discretion the Sponsor deems such activities to be possible and prudent. In seeking to achieve its investment objective, the Trust holds Portfolio Crypto Assets and accrues the Sponsor’s management fee (the “Management Fee”) in U.S. dollars. The Trust rebalances monthly alongside the rebalance of the Index to stay current with changes. The Sponsor strives to minimize tracking error (e.g., divergence between the performance of the Trust and the Index) by managing costs and price slippage during trade execution, and holding the assets in the Index.

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the Portfolio Crypto Assets held by the Trust. This means that the Sponsor does not sell Portfolio Crypto Assets at times when its price is high or acquire Portfolio Crypto Assets at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Crypto Asset investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objective.

Although the Shares are not the exact equivalent of a direct investment in the Portfolio Crypto Assets, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain Portfolio Crypto Assets exposure through the securities market.

Purchase and Sale of Crypto Assets

Because the Trust conducts creations and redemptions of Shares for cash, it is responsible for purchasing and selling Portfolio Crypto Assets in connection with those creation and redemption orders. The Trust may also be required to sell Portfolio Crypto Assets to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price is the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Trust’s purchase and sale of Portfolio Crypto Assets may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; or the (ii) “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Portfolio Crypto Assets and will only utilize the Agent Execution Model in the event that no Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of Portfolio Crypto Assets.

Whether utilizing either the Trust-Directed Trade Model or the Agent Execution Model, the Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Portfolio Crypto Assets as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving Portfolio Crypto Assets as part of the creation or redemption process. Additionally, under both the Trust-Directed Trade Model or the Agent Execution Model, the Trust will create Shares by receiving Portfolio Crypto Assets from a third party that is not the Authorized Participant, and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the Portfolio Crypto Assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Portfolio Crypto Assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Portfolio Crypto Assets to the Trust. Additionally, the Trust will redeem Shares by delivering Portfolio Crypto Assets to a third party that is not the Authorized Participant and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the Portfolio Crypto Assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Portfolio Crypto Assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the Portfolio Crypto Assets from the Trust.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Portfolio Crypto Assets from a Trading Counterparty that has been approved by the Sponsor (each, a “Trading Counterparty”). The Sponsor has entered into contractual agreements with the Trading Counterparties, and these agreements set forth the general parameters under which transactions in Portfolio Crypto Assets will be effectuated, should any transaction with a Trading Counterparty occur. Such agreements have an indefinite term and may be terminated at will by either party. Such agreements also provide that the Trust and the Sponsor will indemnify the Trust Trading Counterparty and its affiliates against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) the Trust’s breach of the terms of the applicable agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) the Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of Crypto Asset transactions. While it is expected and intended that the Trading Counterparties are unaffiliated third-parties it is possible that a Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquired Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Trading Counterparties are not required to have a custody account with the Custodian. Upon notification that the Trust needs to purchase or sell Portfolio Crypto Assets, the Sponsor will obtain indicative prices from multiple Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of Portfolio Crypto Assets to and from the Custodial Account to the Trading Counterparty are “on-chain” transactions represented on the respective Crypto Asset’s blockchain. Transfer fees with respect to this on-chain transfer of Portfolio Crypto Assets will be paid by the Custodian.

The Sponsor maintains a process for approving and monitoring Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Trading Counterparty in doubt. In considering which Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing and cybersecurity capabilities.

[      ] have been approved as Trading Counterparties.

Agent Execution Model

In the event that every Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of Portfolio Crypto Assets, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model.

Under the Agent Execution Model, the Prime Execution Agent, an affiliate of the Custodian, acting in an agency capacity, conducts Portfolio Crypto Assets purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. To avoid having to pre-fund purchases or sales of Portfolio Crypto Assets, the Trust may borrow Portfolio Crypto Assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. As the Trust intends to conduct nearly all purchases and sales of Portfolio Crypto Assets pursuant to the Trust-Directed Trade Model, under normal conditions, it expects to keep very little or no Portfolio Crypto Assets in the Trading Balance with the Prime Execution Agent.

In the case of a purchase of Portfolio Crypto Assets, the extension of Trade Credits allows the Trust to purchase Portfolio Crypto Assets through the Prime Execution Agent on the date the Trust wishes to effectuate the transaction (for instance, on the evening of day when an order to create Shares is received), with such Portfolio Crypto Assets being deposited in the Trust’s Trading Balance. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The Portfolio Crypto Assets purchased by the Trust is then swept from the Trust’s Trading Balance with the Prime Execution Agent to the Custodial Account with the Custodian pursuant to a regular end-of-day sweep process. Transfers of Portfolio Crypto Assets into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Custodial Account are “on-chain” transactions represented on the respective Crypto Asset’s blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

In the case of a sale of Portfolio Crypto Assets, the Trust enters into a transaction to sell Portfolio Crypto Assets through the Prime Execution Agent for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with Portfolio Crypto Assets on the date the Trust wishes to effectuate the transaction (for instance, on the evening a day when an order to redeem Shares is received) because the Portfolio Crypto Assets remains in the Custodial Account with the Custodian. In those circumstances the Trust may borrow Trade Credits in the form of Portfolio Crypto Assets from the Trade Credit Lender, which allows the Trust to sell Portfolio Crypto Assets through the Prime Execution Agent at the desired time, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. On the business day following the trade, the Trust will use the Portfolio Crypto Assets that is moved from the Custodial Account with the Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of Portfolio Crypto Assets from the Custodial Account to the Trust’s Trading Balance are “on-chain” transactions represented on the respective Crypto Asset’s blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

Additional Information About The trust

The Trust

The Trust is a Delaware Statutory Trust that commenced operations on November 22, 2017. The Trust’s name was changed from “Bitwise Hold 10 Private Index Fund, LLC” on September 24, 2018, and changed again from “Bitwise 10 Private Index Fund, LLC” on May 1, 2020 when it was also simultaneously converted from a Delaware Limited Liability Company to a Delaware Statutory Trust. Bitwise Investment Advisers, LLC, is the sponsor of the Trust. Bitwise Asset Management, Inc, an affiliate of the Sponsor, served as the Manager before the Trust’s conversion to a Delaware Statutory Trust. CSC Delaware Trust Company is the Trustee of the Trust, BNY Mellon is the Transfer Agent of the Trust and Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust Company is the Sub-Transfer Agent of the Trust. Any references to Shares or Shareholders refer to units and members, respectively, and references to the Sponsor refer to the Manager, with respect to the period prior to the conversion to a Delaware Statutory Trust on May 1, 2020.

On December 9, 2020, the Trust received notice that its Shares were qualified for public trading on the OTCQX U.S. Marketplace of the OTC Markets Group, Inc. (“OTCQX”). The Sponsor expects to terminate such quotation on or about the date of the commencement of this offering. The Trust’s trading symbol on OTCQX was “BITW” and the CUSIP number for its Shares is 091749101.

The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018. Under the Trust Agreement, Shareholders have limited voting rights, and the Trust will not hold regular Shareholder meetings. This grants almost all control to the Sponsor and the Trustee. Shareholders cannot authorize actions, appoint service providers, or take other actions as might be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that could be adverse to the interests of Shareholders and may negatively affect the value of the Shares.

The Trust is passively managed and does not pursue active management investment strategies. Additionally, the Sponsor does not actively manage the Portfolio Crypto Assets held by the Trust. This means that the Sponsor does not sell Portfolio Crypto Assets at times when its price is high or acquire Portfolio Crypto Assets at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Crypto Asset investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will only sell Portfolio Crypto Assets (1) to pay the Management Fee, (2) in connection with the redemption of Baskets for cash, (3) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (4) in the event the Trust terminates and liquidates its assets, or (5) as otherwise required by law or regulation. The delivery or sale of Portfolio Crypto Assets to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee are subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the purchase and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

In consideration for the management services to be provided to the Trust, the Sponsor will receive from the Trust a management fee (the “Management Fee”) equal to 2.5% per annum of the net asset value of the Trust Estate. The “Trust Estate” means (i) all the Portfolio Crypto Assets and securities owned by or on behalf of the Trust, (ii) all other property and investments of any and all kinds held by the Trust, (iii) all proceeds from the sale of Portfolio Crypto Assets, securities, and any other property or investments held by the Trust pending use of such cash for payment of Trust Expenses or distribution to the Shareholders, and (iv) any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. Except during periods during which all or a portion of the Management Fee is being waived, the Management Fee will accrue daily and will be payable in cash or in Crypto Assets monthly. The Administrator calculates the Management Fee on a daily basis by applying a 2.5% annualized rate to the Trust Estate pursuant to the Trust’s valuation procedures. The amount of cash or Crypto Assets payable in respect of each daily accrual shall be determined by reference to the Trust’s valuation procedures.

The NAV of the Trust is reduced each day by the amount of the Management Fee calculated each day. On or about the last day of each month, either 1) an amount of crypto assets is transferred from the Custodial Account to the Sponsor’s account equal to the sum of all daily Management Fees accrued for the month in U.S. dollars divided by the 4:00 pm ET valuation of the Trust Estate on the last day of the month or 2) the sum of the daily management fee accrual for the month will be paid to the Sponsor in cash. The Sponsor is responsible for paying any fees or costs associated with the transfer of Crypto Assets or cash to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Management Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Management Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Sponsor is responsible for paying for all ordinary administrative and overhead expenses of managing the Trust, including payment of rent, custody charges or flat rate fees for holding the Trust’s assets charged by the Custodian and customary fees and expenses of the Trustee, Administrator and Auditor (including costs incurred for appraisal or valuation expenses associated with the preparation of the Trust’s financial statements, tax returns and other similar reports and excluding indemnification and extraordinary costs). The Sponsor also pays for all expenses associated with the operation of the Trust, including for example, fees associated with listing of the Shares on the NYSE Arca, registration with the SEC, and fees associated with retaining and maintaining the Transfer Agent. “Trading commissions” or trading fees paid to trading venues (also known as exchanges) or intermediaries (such as trading technology or Crypto Asset brokerage firms) that assist in trade execution for accessing Crypto Asset liquidity are charged to the Trust (and are not assumed by the Sponsor) and may either be included in the cost of the Crypto Assets acquired by or disposed of by the Trust or may appear as explicit costs in addition to the price of the Crypto Asset. Trading fees and commissions are charged to the Trust and may appear in the financial statements as “Transaction and other fees” in the Financial Statements’ Statement of Operations in the Expenses category or may be included in the cost of the Crypto Assets acquired by the Trust.

There is no ceiling to the Trust’s expenses that the Sponsor will pay. However, the Sponsor retains the right to cause the Trust to pay indemnification and Extraordinary Expenses, and these Trust expenses are not covered by the Management Fee. The Trust may incur certain Extraordinary Expenses including, but not limited to, any non-customary costs and expenses including indemnification and extraordinary costs of the Administrator and Auditor, costs of any litigation or investigation involving Trust activities, and financial distress and restructuring and indemnification expenses.

The Sponsor, from time to time, may temporarily waive all or a portion of the Management Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Management Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Management Fee attributable to Shares held by certain institutional investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Management Fee. Neither the Trust nor the Trustee will be a party to any Management Fee rebate arrangements negotiated by the Sponsor.

The Administrator and/or the Sponsor will direct the Custodian to transfer Portfolio Crypto Assets from the Custodial Account to pay the Management Fee and any other Trust expenses not assumed by the Sponsor. The costs of such transfers will be the responsibility of the Custodian. To pay the Management Fee and expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Portfolio Crypto Assets as necessary to pay such expenses. Such sales will be undertaken pursuant to the Trust-Directed Trade Model unless no Trading Counterparty is willing or able to effectuate the trade. Transfer fees with respect to this on-chain transfer of Portfolio Crypto Assets will be paid by the Custodian. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. To the extent that the Trust must utilize the Agent Execution Model to undertake Portfolio Crypto Assets sales to pay for expenses not assumed by the Sponsor, the Prime Execution Agent, acting in an agency capacity, would conduct the sale on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. Transfers of Portfolio Crypto Assets from the Custodial Account to the Trust’s Trading Balance in connection with such sales are “on-chain” transactions represented on the respective Crypto Asset’s blockchain. Each delivery or sale of Portfolio Crypto Assets by the Trust to pay the Management Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of Portfolio Crypto Assets. Portfolio Crypto Assets not needed to redeem Baskets, or to cover the Management Fee and Trust expenses not assumed by the Sponsor, are held by the Custodian or Prime Execution Agent. As a result of the recurring deliveries of Portfolio Crypto Assets necessary to pay the Management Fee and Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of Portfolio Crypto Assets represented by each Share will decrease proportionately over the life of the Trust. New deposits of Portfolio Crypto Assets, purchased with the cash received in connection with purchases of Baskets, will not reverse this trend.

Distributions

The Sponsor expects that the Trust will not make distributions in the ordinary course of operations.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s Portfolio Crypto Assets and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute Crypto Assets to Shareholders.

See “Additional Information About the Trust—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Incidental Rights

Notwithstanding anything to the contrary in the Annual Report, the Trust may, from time to time, passively receive, by virtue of holding Portfolio Crypto Assets, certain additional digital assets (“IR Assets”) or rights to receive IR Assets (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets. The Trust will not seek to acquire such IR Assets or Incidental Rights. Pursuant to the terms of the Trust Agreement, the Trust has disclaimed ownership in any such IR Assets and/or Incidental Rights to make clear that such assets are not and shall never be considered assets of the Trust and will not be taken into account for purposes of determining the Trust’s NAV or NAV per Share. Neither the Trust, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s Portfolio Crypto Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the Custodian, the Custodian Agreement, pursuant to which the Custodian will custody all of the Trust’s Portfolio Crypto Assets in one or more segregated account(s) from time to time (the Custodial Account), other than the Trust’s Portfolio Crypto Assets which are temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “—The Prime Execution Agent.” The Custodian will keep a substantial portion (over 95% in normal circumstances) of the private keys associated with the Trust’s Portfolio Crypto Assets in “cold storage” or similarly secure technology (the “Cold Storage Account”), with any remainder of the Custodial Account held as a “Hot Storage Account.” Similarly secure technology may include the usage of storage on hardware security modules that may connect to the internet securely in order to broadcast transactions. The Hot Storage Account is a custodial account at the Custodian that does not have the same enhanced security features of cold storage or similarly secure technology. The Sponsor expects that all of the Trust’s assets and private keys will be held in cold storage of the Custodian on an ongoing basis.

Custody of Portfolio Crypto Assets typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of Portfolio Crypto Assets from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s Portfolio Crypto Assets is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodian will generally keep all of the Trust’s Portfolio Crypto Assets in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s Portfolio Crypto Assets will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell Portfolio Crypto Assets including to pay Trust expenses not assumed by the Sponsor, as necessary. The Trust’s Portfolio Crypto Assets held in the Cold Storage Account by the Custodian are held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the U.S. and Europe. For security reasons exact locations are never disclosed. A limited number of employees at the Custodian are involved in private key management operations, and the Custodian has represented that no single individual has access to full private keys. The Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Custodian’s internal audit team performs periodic internal audits over custody operations, and the Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Custodian by an external provider.

Under the terms of the Custodian Agreement, the Sponsor maintains sole discretion in allocating Portfolio Crypto Assets among the Hot Storage Account and Cold Storage Account. Portfolio Crypto Assets custodied by the Custodian are not commingled with assets of Custodian or its affiliates or with assets of other customers of Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s Portfolio Crypto Assets. The Custodian has also agreed in the Custodian Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s Portfolio Crypto Assets, and that the Trust’s Portfolio Crypto Assets are not treated as general assets of the Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the Portfolio Crypto Assets held by the Custodian for the Trust and that the Trust’s Portfolio Crypto Assets are held in a separate, segregated account under the Trust’s name. The Custodian Agreement does not require that private key information with respect to the Trust’s Portfolio Crypto Assets be kept in a particular physical location.

The Custodian may receive deposits of Portfolio Crypto Assets but may not send Portfolio Crypto Assets without use of the corresponding private keys. In order to send Portfolio Crypto Assets when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the Portfolio Crypto Assets. Because the Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

Under the Custodian Agreement, the Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Crypto Assets, or fraud or willful misconduct, among others, the Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability, and (B) the value of the affected Crypto Assets or cash giving rise to the Custodian’s liability; (ii) in respect of the Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Custodian is not liable, even if the Custodian has been advised of or knew or should have known of the possibility thereof. The Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Crypto Assets with the Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Custodian may terminate the Custodian Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Custodian Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Custodian may terminate the Custodian Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Custodian Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement. These termination provisions are described in more detail in “—The Prime Execution Agent” below.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with [      ] under which [      ] acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the Custodian and the Cash Custodian to provide custody and security services for all or a portion of its Portfolio Crypto Assets and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s Portfolio Crypto Assets, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into Portfolio Crypto Assets custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The following section describe the role of the Prime Execution Agent and Trade Credit Lender. These parties will only be utilized during the rare and limited circumstances when the Trust buys and sells Portfolio Crypto Assets using the Agent Execution Model. The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Portfolio Crypto Assets and will only utilize the Agent Execution Model in the event that no Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of Portfolio Crypto Assets.

The Prime Execution Agent

Pursuant to the Prime Execution Agreement, the Trust’s Portfolio Crypto Asset holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of Portfolio Crypto Assets to pay other Trust expenses. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Portfolio Crypto Assets (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Crypto Assets (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Crypto Assets (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Crypto Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Crypto Assets on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of Crypto Assets that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agreement to hold any of the Crypto Assets in the Trust’s Trading Balance in cold storage or to hold any such Crypto Assets in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the Crypto Assets credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of Crypto Assets. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of Portfolio Crypto Assets will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells Portfolio Crypto Assets through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of Portfolio Crypto Assets by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Crypto Assets with the Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell Portfolio Crypto Assets on the Trading Platform, the associated Portfolio Crypto Assets or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Custodial Account may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Custodian Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below).

The Prime Execution Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agreement (other than the Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Custodian Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Execution Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agreement as the Prime Execution Agent, Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Trust’s Portfolio Crypto Assets on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of Portfolio Crypto Assets submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Custodian or Trade Credit Lender, or upon certain other events set forth in the Custodian Agreement.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s Portfolio Crypto Assets from the Custodial Account, or loan, hypothecate, pledge or otherwise encumber the Trust’s Portfolio Crypto Assets, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Crypto Assets, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected Crypto Assets giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell Crypto Assets may be routed to the Prime Execution Agent’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for the Trust’s Portfolio Crypto Asset sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Exchange or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Exchange due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

To avoid having to pre-fund purchases or sales of Portfolio Crypto Assets when using the Agent Execution Model, the Trust may borrow Portfolio Crypto Assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient cash or Portfolio Crypto Assets to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. This allows the Trust to buy or sell Portfolio Crypto Assets through the Prime Execution Agent in an amount that exceeds the cash or Portfolio Crypto Assets credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability purchase and sell Portfolio Crypto Assets in a timely manner, rather than waiting for the cash to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the Portfolio Crypto Assets or for the Portfolio Crypto Assets held in the Custodial Account to be transferred to the Trust’s Trading Balance prior to selling Portfolio Crypto Assets. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such Portfolio Crypto Assets or cash are actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow Portfolio Crypto Assets to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and the Custodial Account. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of Portfolio Crypto Assets or cash credited to the Trust’s Trading Balance and Custodial Account (though it is required to exhaust the Trading Balance prior to taking control of assets in the Custodial Account) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest at the rate set by the Trade Credit Lender based on prevailing market terms. Pursuant to the Trade Financing Agreement, there is a maximum “Authorized Amount” of Trade Credits that the Trade Credit Lender allows to be outstanding at any one time, which is determined and may be changed by the Trade Credit Lender in its sole discretion. To the extent the Trade Credit Lender changes the Authorized Amount, it will give the Trust advance notice if it is feasible to do so. There is no contractual maximum to the Authorized Amount.

The entirety of the Trust’s Portfolio Crypto Assets holdings are maintained with the Custodian rather than the Prime Execution Agent. Accordingly, when using the Agent Execution Model, the Trust does expect to utilize Trade Credits. When utilizing Trade Credits in connection with Purchase Orders and Redemption Orders, any interest payable on Trade Credits will be the responsibility of the Authorized Participants. In the very rare event that Trade Credits are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust. Any such interest payments borne by the Trust will have the effect of reducing the amount of Portfolio Crypto Assets represented by a Share and the net asset value of the Trust. In connection with a Redemption Order or to pay expenses not assumed by the Sponsor, the Trust will first borrow Portfolio Crypto Assets from the Trade Credit Lender using the Trade Financing Agreement, and then sell such Portfolio Crypto Assets. In connection with a Purchase Order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase Portfolio Crypto Assets. The purpose of borrowing the Portfolio Crypto Assets or cash from the Trade Credit Lender is to lock in the Portfolio Crypto Asset price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the Portfolio Crypto Assets or for the Portfolio Crypto Assets held in the Custodial Account to be transferred to a Trading Balance prior to selling the Portfolio Crypto Assets (a process which may take up to twenty four hours, or longer if the respective Crypto Asset blockchain is experiencing delays in transaction confirmation, or if there are other delays). To the extent that the execution price of the Portfolio Crypto Assets acquired exceeds the amount of cash deposited by the Authorized Participant, the Authorized Participant bears the responsibility for the difference.

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a Redemption Order under the Agent Execution Model, the Trust may use financing when the Portfolio Crypto Assets remains in the Custodial Account at the point of intended execution of a sale of Portfolio Crypto Assets. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Custodian to move Portfolio Crypto Assets out of the Custodial Account into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the Portfolio Crypto Asset price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Custodial Account the Trading Balance was completed before selling the Portfolio Crypto Assets.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”); provided, however, the Sub-Transfer agent will maintain records of Shareholders who purchased their Shares in a private placement prior to the commencement of this offering and have not yet deposited their Shares into an account maintained by DTC. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “BITW.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to purchase or redeem one or more Baskets. The Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust, however, the Sponsor may adjust of the Baskets in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to purchase or redeem Baskets or to offer to the public Shares of any Basket it does create. As of [      ], 2025, [      ] have executed Authorized Participant Agreements with the Trust.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant.

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it will do so only in Baskets (blocks of 10,000 Shares) based on the quantity of Portfolio Crypto Assets attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.”

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Under normal circumstances, the Trust will not bear any of the costs associated with the creation or redemption of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Determination of Basket Amount

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Portfolio Crypto Assets constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Portfolio Crypto Assets that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by determining the NAV per Share of the Trust multiplied by 10,000. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing an order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for cash (a “Purchase Order”). Such orders are subject to approval by the Marketing Agent and Transfer Agent. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase Orders must be placed by 2:00 p.m., New York time, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cut-Off Time”). The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Purchase Order is accepted by the Transfer Agent is considered the “Purchase Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a Portfolio Crypto Assets transactions, when it believes the price of Portfolio Crypto Assets is being inconsistently, irregularly, or discontinuously published from Crypto Asset trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a Purchase Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount as described in the “Determination of Required Deposits” sub-section above, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of Portfolio Crypto Assets to the extent it is greater than NAV per Share of the Trust multiplied by 10,000. On each Purchase Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a creation request. If an Authorized Participant fails to consummate the foregoing, the Purchase Order will be cancelled. The Sponsor causes to be published each night the amount of Portfolio Crypto Assets that will be acquired in exchange for each Purchase Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of Portfolio Crypto Assets if the price paid by the Trust is in excess of the NAV per Share multiplied by 10,000 on each Purchase Order Date.

An Authorized Participant who places a Purchase Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 pm, New York time, on the business day following the Purchase Order Date. Pursuant to the cash creation and redemption process, the Trust is responsible for acquiring and selling Portfolio Crypto Assets, which it may do pursuant to two different models: (i) the “Trust-Directed Trade Model,” and the (ii) “Agent Execution Model”, which are described herein under “The Trust’s Investment Program--Purchase and Sale of Crypto Assets.”

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of Portfolio Crypto Assets calculated by the Administrator for daily valuation and the price at which the Trust acquires the Portfolio Crypto Assets, including any interest expense charged by the Trade Credit Lender, will be borne solely by the Authorized Participant to the extent that the Trust pays more for Portfolio Crypto Assets than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Purchase Order Date, communicated to the Authorized Participant on the Purchase Order Date, and wired by the Authorized Participant to the Cash Custodian on the Settlement Date. Cash delivered by an Authorized Participant in excess of the cost to acquire Portfolio Crypto Assets will be returned to the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order if the Sponsor determines that:

●	the Purchase Order is not in proper form;

●	it would not be in the best interest of the Shareholders;

●	the acceptance of the Purchase Order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the Custodian will be liable for the rejection of any Purchase Order.

Redemption Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets (a “Redemption Order”). Redemption Orders must be placed by 2:00 pm, New York time (the “Redemption Order Cut-Off Time”), which may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of cash representing the Basket Amount of Portfolio Crypto Assets, less any trading expenses incurred by the Trust in liquidating the Portfolio Crypto Assets, to the redeeming Authorized Participant or its designee. An Authorized Participant may not withdraw a Redemption Order without the prior consent of the Sponsor in its discretion.

Under the Trust-Directed Trade Model pursuant to a Redemption Order, the procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets under the Trust-Directed Trade Model with an additional safeguard on Portfolio Crypto Assets being removed from the Custodial Account, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of Portfolio Crypto Assets multiplied by the price at which the Trust agrees with the Trading Counterparty to sell the Portfolio Crypto Assets on the Redemption Order Date. Once the trade has been agreed upon with a Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of Portfolio Crypto Assets from the Custodial Account to the Trading Counterparty are “on-chain” transactions represented on the applicable blockchain network. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the Redemption Order Settlement Date. The Custodian will not send the Basket Amount of Portfolio Crypto Assets from the Custodial Account to the Trading Counterparty until the Cash Custodian has received the cash from the Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Trading Counterparty has sent the cash to the Cash Custodian in an agreed-upon amount to settle the agreed upon sale of the Basket Amount of Portfolio Crypto Assets, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Custodian to transfer the Portfolio Crypto Assets to the Trading Counterparty, and the Transfer Agent will facilitate the redemption of Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of Portfolio Crypto Assets from the Custodial Account to the Trading Counterparty are “on-chain” transactions represented on the applicable blockchain network. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the cancelled Redemption Order.

Under the Agent Execution Model pursuant to a Redemption Order, the Authorized Participant may be required to submit a Redemption Order by an earlier than normal order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. ET on the business day prior to Redemption Order Date. Once a Redemption Order is received, the Sponsor instructs the Custodian to prepare to transfer the Portfolio Crypto Assets associated with the Redemption Order from the Custodial Account with the Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For a Redemption Order utilizing the Agent Execution Model, on the evening of the Redemption Order Date, the Prime Execution Agent, acting in an agency capacity, conducts Portfolio Crypto Asset sales on behalf of the Trust with third parties through its Coinbase Prime service in exchange for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with Portfolio Crypto Assets on the evening of the Redemption Order Date at the time of the intended execution of the sale of Portfolio Crypto Assets in connection with the Redemption Order because such Portfolio Crypto Assets are still in the Custodial Account at the Custodian. In those circumstances the Trust may borrow Trade Credits in the form of Portfolio Crypto Assets from the Trade Credit Lender, which allows the Trust to sell Portfolio Crypto Assets through the Prime Execution Agent on the evening Redemption Order Date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. Such cash is then transferred to the Cash Custodian. The Trust will subsequently transfer the Basket Amount of Portfolio Crypto Assets from the Custodial Account to the Trust’s Trading Balance with the Prime Execution Agent. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will then wire the requisite amount of cash to the Authorized Participant. In the event Trade Credits were used, the Trust will use the Portfolio Crypto Assets that are moved from the Custodial Account with the Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of Portfolio Crypto Assets from the Custodial Account to the Trust’s Trading Balance are “on-chain” transactions represented on the applicable blockchain network.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of purchase or redemption or may postpone the end of day New York time on the business day following the Redemption Order Date (the “Redemption Order Settlement Date”), for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the respective Crypto Asset’s network, hacking, cybersecurity breach, or power, Internet, or respective Crypto Asset’s network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. If the Trust suspends creation or redemption orders, the Sponsor will notify Shareholders by posting such notice on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. See “Risk Factors - Investors may be adversely affected by purchase or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.”

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Portfolio Crypto Assets or other portfolio investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of Portfolio Crypto Assets.

Use of Proceeds

Proceeds received by the Trust from Purchase Orders of Baskets will be used to acquire Portfolio Crypto Assets. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Portfolio Crypto Assets; (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participant in connection with redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s Portfolio Crypto Assets will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute Portfolio Crypto Assets to Shareholders.

Ownership or Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading Portfolio Crypto Assets, Portfolio Crypto Asset futures and related contracts or other Portfolio Crypto Asset-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering in a transaction in Portfolio Crypto Assets, Portfolio Crypto Asset futures or any other Portfolio Crypto Asset-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of Portfolio Crypto Assets, Portfolio Crypto Asset futures or any other Portfolio Crypto Asset-linked derivative exceeds $4,999 in current market value, the policies require that such Portfolio Crypto Assets, Portfolio Crypto Asset futures or any other Portfolio Crypto Asset-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including but not limited to the Bitwise Bitcoin ETF, Bitwise Ethereum ETF, the Bitwise 10 Index Offshore Fund Ltd., the Digital Asset Index Fund, the Bitwise Bitcoin Fund, LLC, the Bitwise Ethereum Fund, LLC and the Bitwise DeFi Crypto Index Fund. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Conflicts of Interest for the Prime Execution Agent, the Custodian and the Trade Credit Lender

The Prime Execution Agent, the Custodian and the Trade Credit Lender are affiliates of Coinbase Global. As affiliates, the Coinbase Entities may have actual or potential conflicts of interest when executing the Trust’s orders. As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. For additional information on the conflicts of interest of the Coinbase Entities, see “The Prime Execution Agent and the Trade Credit Lender—The Prime Execution Agent.”

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Losses”), to the extent that such Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor is not under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Portfolio Crypto Assets or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. commodity pool guidelines and is therefore unenforceable.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of KPMG LLP, 345 Park Avenue, New York, New York 10154-0102, an independent registered public accounting firm, is hereby named as an expert in auditing and accounting.

Material Contracts

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities(including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the state of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

The Marketing Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agreement shall continue automatically in effect for successive one-year periods.

Custodian Agreement

Pursuant to the Custodian Agreement, the Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.

The Custodian’s parent, Coinbase Global, maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Custodian and the Prime Execution Agent (collectively, the Coinbase Insureds), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

The Custodian maintains an Internal Audit team that performs periodic internal audits over custody operations. SOC attestations are also performed on the Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address.

The Custodian Agreement, which is a part of the Prime Execution Agreement, was effective as of the Prime Execution Agreement’s execution on July 29, 2023 and will remain in effect until terminated by either the Trust, the Custodian or the Prime Execution Agent. The Custodian may terminate the Custodian Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Custodian Agreement), including, among others, if the Trust: materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Custodian may terminate the Custodian Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for “Cause”. The Custodian Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement.

Neither the Sponsor nor the Trust has given any instructions to the Custodian as it relates to Incidental Rights and/or IR Assets.

Prime Execution Agreement

Pursuant to the Prime Execution Agreement, the Trust’s Portfolio Crypto Assets and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of Portfolio Crypto Assets to pay Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Portfolio Crypto Assets (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Crypto Assets (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Portfolio Crypto Assets (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Crypto Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Crypto Assets on behalf of its clients.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of Portfolio Crypto Assets by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Custodian Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as such term is defined in the Agreement) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a “Cause” event (as such term is defined in the Agreement). The Prime Execution Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s Portfolio Crypto Assets in the Custodial Account, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of Portfolio Crypto Assets submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agreement, including the Custodian Agreement, was effective as of its execution on July 29, 2023 and will remain in effect until terminated by either the Trust or the Prime Execution Agent. The Trust may terminate the Prime Execution Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s Portfolio Crypto Assets in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the Portfolio Crypto Assets as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the Cash Value until the relevant Portfolio Crypto Assets is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant Portfolio Crypto Assets, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the Cash Value in lieu of the relevant Portfolio Crypto Assets or receive the Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant Portfolio Crypto Assets would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant Portfolio Crypto Assets being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the Portfolio Crypto Assets, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred Portfolio Crypto Assets or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

Trade Financing Agreement

The Trade Financing Agreement was entered into between the Trust (as “Borrower”), Coinbase Credit (“Lender”), Coinbase, Inc. (“Agent” or “Coinbase”), and Coinbase Custody as agent with respect to the Trust’s balance of Portfolio Crypto Assets held in the Custodial Account pursuant to the Custodian Agreement to govern the extension of credit from Coinbase Credit to the Trust for use in connection with trading Portfolio Crypto Assets on Coinbase Inc.’s Trading Platform.

Pursuant to the terms of the Trade Financing Agreement, Lender agrees to lend to the Trust a specific quantity of cash and/or Portfolio Crypto Assets (Trade Credits) in connection with the purchase or sale of Portfolio Crypto Assets via the Coinbase Inc.’s Trading Platform for use on the Trading Platform up to the Authorized Amount. The “Authorized Amount” shall mean the aggregate U.S. dollar notional amount of Trade Credits that Lender has agreed to extend to the Trust during any Defined Interval. “Defined Interval” means a twenty-four (24) hour period starting at 6:00 A.M. ET (or such other time as may be notified by Lender to Trust from time to time) on any day that Lender has extended Trade Credit to Trust.

The Trust and Lender agree that the Trust may use the Trade Credits exclusively for the purpose of the execution of trades on the Trading Platform. Lender is under no obligation to continue to provide Trade Credits and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or digital assets (including U.S. dollars and Crypto Assets) may be unavailable, provided, however, that Lender will provide the Trust with advance notice of such black-out periods if feasible to do so.

Lender will establish in the name of the Trust a ledger entry for purposes of tracking Trade Credits extended by Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that Lender has extended during each Defined Interval, both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific digital assets. The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Trust. “Defined Interval” shall mean a twenty-four (24) hour period starting at 6:00 A.M. ET (or such other time as may be notified by Lender to Trust from time to time) on any day that Lender has extended Trade Credit to Trust. For the avoidance of doubt, in the event that Lender extends Trade Credit to the Trust prior to 6:00 A.M. ET on any given day, such notional amount of Trade Credit shall be included in the aggregation of the Authorized Amount for the immediately prior day. Lender or Agent may revise the Defined Interval time period referenced above upon 5 business days prior notice to the Trust.

Under the Trade Financing Agreement, the Lender and the Trust agreed that any digital assets and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or cash) and all proceeds of the foregoing, credited to the Trust’s Trading Balance and Custodial Account shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9). The Trust granted to Lender and Agent a continuing first priority security interest in, lien on and right of set off against all of the Trust’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in the Trust’s Trading Balance and Custodial Account together with proceeds thereof, in order to secure (i) repayment of Trade Credits to Lender, (ii) payment of all fees and other amounts owed by the Trust to Lender or Agent hereunder, and (iii) all other obligations of the Trust to the Lender and Agent arising hereunder from time to time. In addition, the Trust shall execute such documents and take such other actions as the Lender or Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and Agent’s security interest with respect to Trust’s Trading Balance and the Custodial Account. For purposes of perfecting Lender’s security interest in the Trading Balance, Agent holds the Trust’s Trading Balance for itself and also as agent for Lender, and has control over the Trust’s Trading Balance for its own benefit and for the benefit and on behalf of Lender. Agent agrees to follow entitlement orders of Lender as secured party with respect to the Trading Balance without further consent of the Trust.

The Trust agrees to fully repay to Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 P.M. Eastern Time on the calendar day immediately following the start of a Defined Interval. The Trust is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of the Trust to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as such term is defined in the agreement). The Trust must repay Lender with the same type of asset that Lender provided in extending the applicable Trade Credit. The Trust’s repayment obligation shall be satisfied only when Lender receives good funds for cash Trade Credits or Portfolio Crypto Assets for Trade Credits. All cash repayments must be made to Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Upon the occurrence of an Event of Default: (a) any outstanding extension of Trade Credit shall be immediately due and payable; (b) in addition to all rights under the Coinbase Prime Broker Agreement, Lender or Agent may exercise any rights of a secured creditor with respect to its interests in the Trust’s assets, and may exercise all other rights under Agreements between the Trust and Lender, Agent or Coinbase Custody, including the Lender’s, Agent’s or Coinbase Custody’s rights under the Coinbase Prime Broker Agreement. Lender and Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Custodial Account; (c) the Trust authorizes Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from Lender, as secured party, with respect to the disposition of assets in the Trust’s Trading Balance as contemplated herein without further consent or direction from the Trust or any other party. The Trust also authorizes Coinbase Custody, as securities intermediary with respect to the Portfolio Crypto Assets, to comply with all instructions and entitlement orders from Lender or Agent, as secured party, with respect to the disposition of assets in the Custodial Account. Coinbase Custody agrees to follow such instructions and entitlement orders; (d) Without prior notice to the Trust, Lender shall have the right to instruct Agent (and Agent agrees to comply with such instruction) to: (i) transfer the Trust’s Client Assets from the Trust’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding orders (including Orders that have been submitted or are in the process of being fulfilled); and (e) without prior notice to the Trust, Lender may suspend or terminate the Trust’s ability to receive extensions of Trade Credits, regardless of whether the Trust has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of the Trust to Lender and Agent, Lender or Agent shall have the right to liquidate any and all of the Trust’s assets and positions held with Lender or Agent, including the Trading Balance and the Custodial Account, to cover any losses incurred by the Trust’s failure to repay the Trade Credits. In connection with liquidating such assets, the Trust authorizes Lender or Agent, on Lender’s behalf, in Lender’s sole discretion, to liquidate any of the Trust’s Portfolio Crypto Assets in a commercially reasonable sale at the market price. The Trust understands that the value of Portfolio Crypto Assets may rise or fall quickly, and neither Lender nor Agent has any obligation to liquidate the Trust’s Portfolio Crypto Assets at a time that provides the best price.

The parties to the Trade Financing Agreement may terminate the agreement immediately upon giving the other party written notice. Upon notice of termination, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of the Trust with respect to outstanding Trade Credits and other amounts due hereunder, and rights of Lender and Agent in connection therewith shall survive the termination of the Trade Financing Agreement, including Lender’s and Agent’s security interest in the Trust Trading Balance and Custodial Account and Lender, Agent’s and Coinbase Custody’s right of set-off under the Prime Execution Agreement.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Chapman and Cutler LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather, in the opinion of Chapman and Cutler LLP, the Trust should be classified as a partnership for such purposes. The trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin, ether and Solana as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

The opinion of Chapman and Cutler LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a partnership trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a partnership for such purposes. If the IRS were to assert successfully that the Trust is not classified as a partnership, the Trust would likely be classified as a corporation in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

As a partnership, the Trust is not normally itself subject to federal income tax. The Trust files an annual partnership information return with the IRS which reports the results of operations. Each Shareholder is required to report separately on its income tax return its distributive share of the Trust’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Shareholder is taxed on its distributive share of the Trust’s taxable income and gain regardless of whether it has received or will receive a distribution from the Trust. If the Trust were audited by the IRS, it is possible that a tax liability could be asserted and imposed at the Trust level.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) such digital assets are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Recently, the IRS release additional guidance confirming that staking income paid in digital assets is included in gross income. (the “2023 Ruling,” the 2019 Ruling and the 2023 Ruling, the “Rulings”) However, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Rulings & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Rulings & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the prices of digital currencies, including the prices of Portfolio Crypto Assets, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

For example, El Salvador has recently announced that it is making bitcoin legal tender in El Salvador. If the IRS recognizes bitcoin as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or loss in respect of foreign currencies is generally ordinary gain or loss. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts which require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long term capital gain or loss and 40% short term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that Portfolio Crypto Assets, and any Incidental Rights or IR Assets that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss. The Trust intends to report consistently with IRS guidance.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.

No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxed on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements.

Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Declaration of Trust should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

Under the Trust Agreement, the Sponsor has the discretion to follow an industry accounting convention of specially allocating the Trust’s realized gains and losses, for U.S. federal income tax purposes, with respect to Shares that are redeemed or transferred to the extent the capital account balance associated with such Shares is more or less, respectively, than the tax basis for in such Shares. There can be no assurance that the IRS will accept any such special allocation. If the Service successfully challenged such an allocation, the Trust’s gains and losses allocable to the remaining Shares could change. This could result in some acceleration of taxable income if the redemption or transfer is close to the end of a taxable year and could also result in the withdrawing Shareholder being taxed at ordinary income rates on some or all of the amounts that would otherwise be taxed at favorable long-term capital gain rates. There can be no assurance that the Service will not challenge such an allocation, in which case the remaining Shareholders could be considered to have underreported income and gains for the year for which the allocation was made and the Trust and those Shareholders could be subject to additional taxes as well as interest and penalties.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares. Conversely, a shareholder who buys shares April 29 and sells them May 3 will be allocated all of the tax items attributable to May despite owning the shares for only five days.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Basket is issued or redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election.

The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses.

A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in such Shareholder’s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning before January 1, 2026 and may not be deducted for regular U.S. federal income tax or alternative minimum tax purposes. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. [Legislation has been proposed to extend the suspension of such deductions.] Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to any Shareholders that must be deferred or are disallowed as a result of these or other limitations in the Code, such Shareholders may be taxed on income in excess of your economic income or distributions (if any) on their Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

In general, a Shareholder’s U.S. federal income tax basis in its Shares would equal the initial cost for its Shares plus the Shareholder’s share of the Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder): (A) increased by: (i) the Shareholder’s allocable share, if any, of the Fund’s income and gain and (ii) any increase in the Shareholder’s share of Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder; and (B) decreased, but not below zero, by: (i) the amount of any distributions by the Fund to the Shareholder, (ii) the Shareholder’s allocable share, if any, of the Fund’s items of losses, deductions and non-deductible, noncapitalizable expenditures, and (iii) any decrease in the Limited Partner’s share of the Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money (or property treated as money) distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities at the time of such sale.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. If a Shareholder has differing holding periods for its Shares, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person’s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures.

Under the audit rules applicable to the Fund, the IRS may collect any taxes (including any applicable penalties and interest) resulting from audit adjustments to the Fund’s income tax returns directly from the Fund.  The Fund may have the ability to shift any such tax liability to the Shareholders in accordance with their Shares in the Fund during the year under audit, but there can be no assurance that the Fund will be able to do so under all circumstances. An audit may also result in an audit of non-partnership items on a Shareholder’s tax return.  Any audit of a Shareholder’s tax return may involve substantial accounting and/or legal fees and other costs for which the Shareholder will have no right to reimbursement from the Fund.  In addition, the “partnership representative” or “designated individual” (as applicable) will have the sole authority to act on the Fund’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Fund and all Shareholders.

The Trust Agreement provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules.

In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.

Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). This exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year.  Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year. Income attributable to the sale of previously debt-financed property continues to be subject to these rules for 12 months after any acquisition indebtedness is satisfied. Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

Under the IRS guidance on digital assets, staking rewards, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder would constitute UBTI. An exempt organization Shareholder should consult its own tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Fund.

Non-U.S. Shareholders

The U.S. federal income tax treatment of a Non-U.S. Shareholder investing in the Fund is complex and will vary depending on the circumstances and activities of such Non-U.S. Shareholder and the Fund.  Each Non-U.S. Shareholder is urged to consult with its own tax advisor regarding the U.S. federal, state and local and non-U.S. income, estate and other tax consequences of an investment in the Fund.  The following discussion assumes that a Non-U.S. Shareholder is not subject to U.S. federal income taxes as a result of the Shareholder’s presence or activities in the United States (other than as a Shareholder in the Fund).

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at the applicable rate upon the filing of a U.S. tax return and, if such non-U.S. person is a corporation for U.S. federal income tax purposes, may also be subject to U.S. branch profits tax.

Withholding on Allocations and Distributions.

The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Underlying Index constituents.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in the Code on allocations of its income to Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (or such lower rate provided by an applicable tax treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer, is a bank or is a controlled foreign corporation. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with an appropriate timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.

Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act.

The Foreign Account Tax Compliance Act provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) (“withholdable payments”).  As a general matter, FATCA was designed to require U.S. Persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS.

Under FATCA, payments from the Fund to any Shareholder that are attributable to withholdable payments may be subject to 30% withholding tax unless the Shareholder provides information, representations, and waivers of non-U.S. law as may be required by the Fund to comply with the provisions of FATCA, including in the case of a Non-U.S. Shareholder, information regarding certain U.S. direct and indirect owners of such Non-U.S. Shareholder.  The failure of a Shareholder to provide such information may also result in other adverse consequences applying to the Shareholder, including pursuant to the Declaration of Trust. A Shareholder that is treated as a “foreign financial institution” generally will be subject to withholding unless such institution, subject to any applicable intergovernmental agreement or other exemption, enters into an agreement with the IRS to collect and provide to the IRS information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners).  FATCA generally also imposes a 30% withholding tax on withholdable payments paid to a nonfinancial foreign entity unless such entity provides a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. The Fund intends to comply with applicable regulatory or administrative guidance issued with respect to FATCA.  Such guidance may require Shareholders to provide certain identifying information and the Fund to provide information to one or more tax authorities.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) ”freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares were sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares were timely registered under the Exchange Act. Second, the Shares are freely transferable because the Shares of the Trust are freely tradable on the Exchange like any other exchange-listed security. Finally, the Shares are owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Sub-Transfer Agent, the Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information; INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE

The Trust has filed a registration statement on Form S-3 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.BITWETP.com. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and [June 30, 2025].

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus but not delivered with the Prospectus. Please direct your written requests to Bitwise Investment Advisers, LLC, 250 Montgomery Street, Suite 200, San Francisco, CA 94104, telephone requests by calling 1-866-880-7228 or by sending an e-mail request to investors@bitwiseinvestments.com.

You may also obtain information about the Trust by visiting its website at www.[ ].com. Information contained in the Trust’s website is not part of this Prospectus.Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at www.BITWETP.com.

Bitwise 10 Crypto Index Fund

shares

prospectus

________________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis. The Trust shall not bear any expenses in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Item 15. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on July 18, 2025.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise 10 Crypto Index Fund

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	President and Treasurer	July 18, 2025
Hunter Horsley	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer and Secretary	July 18, 2025
Paul (“Teddy”) Fusaro

*	The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Trust Agreement (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

3.2	Certificate of Trust (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

4.1	Trust Agreement (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

4.2	Certificate of Trust (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

4.3	Form of Subscription Agreement (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

5.1^	Form of Opinion of Chapman and Cutler LLP as to legality (executed version to be filed by amendment)

8.1^	Form of Opinion of Chapman and Cutler LLP as to tax matters (executed version to be filed by amendment)

10.1†	Custodial Services Agreement by and between Bitwise 10 Private Index Fund, LLC, Bitwise 10 Index Offshore Fund, Ltd., Digital Asset Index Fund, LLC, Bitwise Ethereum Fund, LLC, and Coinbase Custody Trust Company, LLC, dated March 6, 2019 (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

10.2	Amendment No. 1 to the Custodial Services Agreement, dated May 22, 2020 (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form 10 filed by the Registrant on April 23, 2021).

10.3	License Agreement by and between Bitwise Index Services, LLC and Bitwise Investment Advisers, LLC, dated May 28, 2020 (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form 10 by the Registrant on April 23, 2021).

10.4*	Transfer Agency and Services Agreement

10.5*	Marketing Agent Agreement

10.6*	Cash Custody Agreement

10.7*	Form of Authorized Participant Agreement

23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 of the Registration Statement on Form S-3 by the Registrant on June 10, 2025)

23.2*	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)

107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Registration Statement on Form S-3 by the Registrant on June 10, 2025)

†	Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential.

*	To be filed by amendment.

^	Filed herewith.